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                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

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                        Quickturn Design Systems, Inc.
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               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Contacts:
     QUICKTURN DESIGN SYSTEMS, INC.                    ABERNATHY MACGREGOR FRANK
     Ray Ostby                                         Pauline Yoshihashi
     (408) 914-6000                                    (213) 630-6550
                                                       Matt Sherman
                                                       (212) 371-5999


FOR IMMEDIATE RELEASE

           DELAWARE CHANCERY COURT VALIDATES QUICKTURN BOARD ACTION
                            ON SPECIAL MEETING DATE

   QUICKTURN TO APPEAL COURT RULING ON AMENDMENT OF STOCKHOLDER RIGHTS PLAN

SAN JOSE, Calif.  December 3, 1998--Quickturn Design Systems, Inc. (Nasdaq:
QKTN) announced today that the Delaware Chancery Court reached a decision and issued an opinion regarding amendments to certain provisions of Quickturn's Bylaws and its stockholder rights plan, which have been the subject of litigation between Quickturn and Mentor Graphics Corporation (Nasdaq: MENT).

        The Court ruled that the Quickturn Board has the right to set the meeting date and the record date of a special stockholder meeting, in accordance with the Company's Bylaws. The special meeting is scheduled for January 8, 1999. Quickturn stockholders of record as of November 10, 1998 will be entitled to vote at the special meeting.

        The Court also ruled that the recent amendments to Quickturn's stockholder rights plan, regarding the delayed redemption provision, were not valid. It remains Quickturn's position that the stockholder rights plan was appropriately amended to provide the Board and stockholders with adequate time and an orderly process to consider any proposal brought before them. Quickturn intends to immediately appeal the Court's decision to the Delaware Supreme Court.

        Keith R. Lobo, president and chief executive officer of Quickturn, said, "We are pleased that the Court upheld the Board's ability to set the date of the special stockholder meeting. However, we are disappointed with the Court's decision on our stockholder rights plan, and we intend to file an immediate appeal. We continue to believe that these amendments best serve the interests of Quickturn and its stockholders."

        The Quickturn Board continues to strongly recommend that stockholders vote Quickturn's BLUE proxy card, and not support Mentor's attempt to take over Quickturn at what the Board believes is an opportunistic, inadequate price. The Quickturn Board continues to urge shareholders not to tender their shares and not to vote Mentor's gold proxy card.

        Quickturn Design Systems, Inc. is the leading provider of verification products and time-to-market engineering (TtME(TM)) services for the design of complex ICs and electronic systems. The company's products are used worldwide by developers of high-performance computing, multimedia, graphics and communications systems. Quickturn is headquartered at 55 W. Trimble Road, San Jose, CA 95131-1013; Telephone: 408/914-6000. For more information, visit the Quickturn Web site at www.quickturn.com or send e-mail to info@quickturn.com.

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